Exhibit 99.1

Citrix Reports Third Quarter 2018 Financial Results

Quarterly revenue of $732 million up 6% year-over-year

Quarterly subscription revenue of $112 million up 37% year-over-year

Quarterly GAAP diluted EPS of $1.08; non-GAAP diluted EPS of $1.40

Cash flow from operations of $301 million up 18% year-over-year

Board of directors declares $0.35 per share dividend and authorizes $750 million increase to share repurchase program

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--October 24, 2018--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the third quarter of fiscal year 2018 ended September 30, 2018.

Financial Results

For the third quarter of fiscal year 2018, Citrix achieved revenue of $732 million, compared to $691 million in the third quarter of fiscal year 2017, representing 6 percent revenue growth.

GAAP Results

Net income for the third quarter of fiscal year 2018 was $159 million, or $1.08 per diluted share, compared to $127 million, or $0.82 per diluted share, for the third quarter of fiscal year 2017. Net income for the third quarter of fiscal year 2018 includes a tax benefit of approximately $23 million, or $0.16 per diluted share, related to the estimated transition tax on deemed repatriation of deferred foreign income. Net income for the third quarter of fiscal year 2017 includes restructuring charges of approximately $9 million, or $0.06 per diluted share, primarily for facility closing costs and a tax benefit of approximately $8 million, or $0.05 per diluted share, related to the expiration of the statute of limitation for a prior domestic tax year.

Non-GAAP Results

Non-GAAP net income for the third quarter of fiscal year 2018 was $197 million, or $1.40 per diluted share, compared to $186 million, or $1.22 per diluted share for the third quarter of fiscal year 2017. Non-GAAP net income for the third quarter of fiscal years 2018 and 2017 excludes the effects of stock-based compensation expense, amortization of intangible assets, amortization of debt discount, restructuring credits and charges and the tax effects related to these items. Non-GAAP net income for the third quarter of fiscal year 2018 also excludes a tax benefit related to the estimated transition tax on deemed repatriation of deferred foreign income. Non-GAAP net income per diluted share for the third quarter of fiscal years 2018 and 2017 reflects the anti-dilutive impact of the company’s convertible note hedges.

In addition to quarterly financial results, Citrix also announced that its Board of Directors declared a $0.35 per share dividend payable December 21, 2018 to all shareholders of record as of the close of business on December 7, 2018 and authorized it to repurchase up to an additional $750 million of its common stock. As of September 30, 2018, approximately $398 million remained for repurchases from previous authorizations.

“Our solid performance this quarter was yet another positive step as we continue to execute on our transformation as a company,” said David Henshall, president and CEO. “We’ve doubled revenue growth rates from a year ago, and we’ve delivered a lot of upside against margin and EPS goals. Organizations are looking to operate in a multi-cloud, hybrid-cloud world, and Citrix is uniquely positioned to provide the simple, secure, and unified solutions they need to address these challenges.”

Q3 Financial Summary

The results for the third quarter of fiscal year 2018 compared to the third quarter of fiscal year 2017 are as follows:

  Subscription revenue increased 37 percent;
  Product and license revenue increased 1 percent;
  Support and services revenue increased 2 percent; and
  Net revenue increased in the EMEA region by 7 percent; increased in the Americas region by 6 percent; and increased in the APJ region by 2 percent.

During the third quarter of fiscal year 2018 (1):

  GAAP gross margin was 86 percent and non-GAAP gross margin was 88 percent;
  GAAP operating margin was 23 percent and non-GAAP operating margin was 32 percent;
  Subscription revenue as a percentage of total revenue was 15 percent;
  Deferred and unbilled revenue totaled $1.9 billion as of September 30, 2018, compared to $1.7 billion as of September 30, 2017, an increase of 11 percent;
  Cash flow from operations was $301 million; and
  The company repurchased approximately 1.1 million shares during the third quarter.

Financial Outlook for Fiscal Year 2018(1)

Citrix management expects to achieve the following results for fiscal year 2018:

  Net revenue is targeted to be in the range of $2.95 billion to $2.97 billion.
  GAAP operating margin is targeted to be in the range of 21 percent to 22 percent, and
  Non-GAAP operating margin is targeted to be in the range of 30.5 percent to 31.5 percent.
  GAAP diluted earnings per share is targeted to be in the range of $3.81 to $3.88, and
  Non-GAAP diluted earnings per share is targeted to be in the range of $5.55 to $5.60.

Preliminary Financial Outlook for Fiscal Year 2019(1)

The company's current preliminary outlook for the full fiscal year 2019 is for net revenue to grow by approximately 4 percent. In addition, Citrix management is targeting GAAP diluted earnings per share to be approximately $3.93 and non-GAAP diluted earnings per share to be approximately $6.00.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

(1) A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.”

Third Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) is powering a better way to work with unified workspace, networking, and analytics solutions that help organizations unlock innovation, engage customers, and boost productivity, without sacrificing security. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, statements regarding the amount and timing of any future dividends or share repurchases, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the success and growth of the Company's product lines, including competition, demand and pricing dynamics and the impact of our transition to new business models, including the subscription sales mix and its impact on revenue and earnings; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the risks associated with maintaining the security of our products, services, supply chain and networks, including securing customer data stored by our services; changes in Citrix’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; changes to Citrix’s product and service naming and branding; increased competition in markets for Citrix's virtualization and networking products and secure data services and the introduction of new products by competitors or the entry of new competitors into these markets; the concentration of customers in Citrix’s networking business; seasonal fluctuations in the Company's business; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the Company's reliance on the success of those partners for the marketing and distribution of the Company's products; the size, timing and recognition of revenue from significant orders; conversion of unbilled revenue and backlog into future revenue; the recruitment and retention of qualified employees in an increasingly competitive labor market; transitions in key personnel and succession risk; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the impact of U.S. tax reform, including unanticipated transition taxes, changes in valuation of tax assets and liabilities, non-renewal of tax credits or exposure to additional tax liabilities; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, and disruption to our ongoing business and diversion of management's attention from our ongoing business; changes in the amounts or frequency of share repurchases or dividends; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; and other risks detailed in Citrix's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Subscription	$111,539	$81,373	$325,493	$225,060
Product and license	170,952	168,716	523,707	529,990
Support and services	449,985	440,836	1,322,833	1,291,779
Total net revenues	732,476	690,925	2,172,033	2,046,829
Cost of net revenues:
Cost of subscription, support and services	64,717	61,096	195,625	184,922
Cost of product and license revenues	27,571	27,277	91,150	89,723
Amortization of product related intangible assets	11,629	17,564	34,177	43,062
Total cost of net revenues	103,917	105,937	320,952	317,707
Gross margin	628,559	584,988	1,851,081	1,729,122
Operating expenses:
Research and development	111,557	107,113	323,050	316,478
Sales, marketing and services	262,562	249,499	800,505	764,564
General and administrative	86,084	79,378	227,151	237,033
Amortization of other intangible assets	4,063	3,733	11,748	11,071
Restructuring	(486)	8,552	13,138	18,678
Total operating expenses	463,780	448,275	1,375,592	1,347,824
Income from operations	164,779	136,713	475,489	381,298
Interest income	10,896	7,873	29,029	19,045
Interest expense	(19,962)	(11,726)	(60,840)	(35,286)
Other income (expense), net	3,702	981	(1,847)	3,166
Income from continuing operations before income taxes	159,415	133,841	441,831	368,223
Income tax expense	558	7,121	31,882	62,349
Income from continuing operations	158,857	126,720	409,949	305,874
(Loss) from discontinued operations, net of income taxes	—	—	—	(42,704)
Net income	$158,857	$126,720	$409,949	$263,170
Diluted earnings (loss) per share:
Income from continuing operations	$1.08	$0.82	$2.80	$1.96
(Loss) from discontinued operations	—	—	—	(0.28)
Diluted net earnings per share:	$1.08	$0.82	$2.80	$1.68

Weighted average shares outstanding - diluted	147,568	154,627	146,554	156,384

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$1,205,182	$1,115,130
Short-term investments, available-for-sale	628,696	632,516
Accounts receivable, net	413,509	712,535
Inventories, net	21,386	13,912
Prepaid expenses and other current assets	229,188	147,330
Total current assets	2,497,961	2,621,423
Long-term investments, available-for-sale	657,727	984,328
Property and equipment, net	247,544	252,932
Goodwill	1,661,264	1,614,494
Other intangible assets, net	128,297	141,952
Deferred tax assets, net	127,703	152,362
Other assets	116,031	52,685
Total assets	$5,436,527	$5,820,176

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS' EQUITY
Accounts payable	$71,110	$66,893
Accrued expenses and other current liabilities	293,883	277,679
Income taxes payable	29,918	34,033
Current portion of convertible notes	1,415,970	—
Current portion of deferred revenues	1,212,280	1,308,474
Total current liabilities	3,023,161	1,687,079
Long-term portion of deferred revenues	467,722	555,769
Long-term debt	741,551	2,127,474
Long-term income taxes payable	286,695	335,457
Other liabilities	144,892	121,936
Temporary equity from convertible notes	19,286	—
Stockholders' equity:
Common stock	308	306
Additional paid-in capital	5,193,928	4,883,670
Retained earnings	4,052,211	3,509,484
Accumulated other comprehensive loss	(18,291)	(10,806)
	9,228,156	8,382,654
Less - common stock in treasury, at cost	(8,474,936)	(7,390,193)
Total stockholders' equity	753,220	992,461
Total liabilities, temporary equity and stockholders' equity	$5,436,527	$5,820,176

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

Nine Months Ended
September 30, 2018
OPERATING ACTIVITIES
Net Income	$409,949
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	161,582
Stock-based compensation expense	144,306
Deferred income tax expense	2,508
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	7,226
Other non-cash items	5,558
Total adjustments to reconcile net income to net cash provided by operating activities	321,180

Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	296,286
Inventories	(7,549)
Prepaid expenses and other current assets	(51,726)
Other assets	(17,540)
Income taxes, net	(83,273)
Accounts payable	2,945
Accrued expenses and other current liabilities	40,503
Deferred revenues	(85,072)
Other liabilities	3,233
Total changes in operating assets and liabilities, net of the effects of acquisitions	97,807
Net cash provided by operating activities	828,936

INVESTING ACTIVITIES
Purchases of available-for-sale investments	(435,876)
Proceeds from sales of available-for-sale investments	442,360
Proceeds from maturities of available-for-sale investments	320,259
Purchases of property and equipment	(54,289)
Cash paid for acquisitions, net of cash acquired	(65,983)
Cash paid for licensing agreements and technology	(2,140)
Other	1,399
Net cash provided by investing activities	205,730

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	164
Repayment of acquired debt	(5,674)
Stock repurchases, net	(881,153)
Cash paid for tax withholding on vested stock awards	(53,589)
Net cash used in financing activities	(940,252)

Effect of exchange rate changes on cash and cash equivalents	(4,362)

Change in cash and cash equivalents	90,052
Cash and cash equivalents at beginning of period	1,115,130
Cash and cash equivalents at end of period	$1,205,182

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to intangible assets and debt discount, stock-based compensation expenses and charges associated with the Company’s restructuring programs, the related tax effect of those items, and charges or benefits related to the implementation of U.S. tax reform. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company also reflects the effect of anti-dilutive convertible note hedges in the number of shares used in non-GAAP diluted earnings per share. These non-GAAP financial measures are presented on a continuing operations basis. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.

  The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  The Company has convertible note hedges in place to offset potential dilution from the embedded conversion feature in its convertible notes. For GAAP diluted earnings per share purposes, the Company cannot reflect the anti-dilutive impact of the convertible note hedges. The Company believes that reflecting the anti-dilutive impact of the convertible note hedges in non-GAAP diluted earnings per share provides investors with useful information in evaluating the financial performance of the Company on a per share basis.
  Tax charges or benefits resulting from the enactment of U.S. tax reform are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company’s business. Therefore, the Company believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended September 30, 2018
GAAP gross margin	85.8%
Add: stock-based compensation	0.3
Add: amortization of product related intangible assets	1.6
Non-GAAP gross margin	87.7%

Three Months Ended September 30, 2018
GAAP operating margin	22.5%
Add: stock-based compensation	7.2
Add: amortization of product related intangible assets	1.6
Add: amortization of other intangible assets	0.6
Add: restructuring charges	(0.1)
Non-GAAP operating margin	31.8%

	Three Months Ended September 30,
	2018	2017
GAAP net income	$158,857	$126,720
Add: stock-based compensation	52,739	51,732
Add: amortization of product related intangible assets	11,629	17,564
Add: amortization of other intangible assets	4,063	3,733
Add: amortization of debt discount	8,836	8,536
Add: restructuring charges	(486)	8,552
Less: tax effects related to above items	(14,879)	(30,690)
Less: benefit from transition tax	(23,324)	-
Non-GAAP net income	$197,435	$186,147

	Three Months Ended September 30,
	2018	2017
Number of shares used in diluted earnings per share calculations:
GAAP weighted average shares outstanding	147,568	154,627
Less: effect of convertible note hedges	(6,999)	(1,484)
Non-GAAP weighted average shares outstanding	140,569	153,143

	Three Months Ended September 30,
	2018	2017
GAAP earnings per share – diluted	$1.08	$0.82
Add: stock-based compensation	0.36	0.34
Add: amortization of product related intangible assets	0.08	0.12
Add: amortization of other intangible assets	0.03	0.02
Add: amortization of debt discount	0.06	0.06
Add: restructuring charges	—	0.06
Less: tax effects related to above items	(0.10)	(0.20)
Less: benefit from transition tax	(0.16)	—
Add: effect of convertible note hedges	0.05	—
Non-GAAP earnings per share - diluted	$1.40	$1.22

Forward Looking Guidance

For the Twelve Months Ended December 31,
2018
GAAP earnings per share – diluted	$3.81 to $3.88
Add: adjustments to exclude the effects of amortization of intangible assets	0.44
Add: adjustments to exclude the effects of expenses related to stock-based compensation	1.46
Add: adjustments to exclude the effects of amortization of debt discount	0.25
Add: adjustments to exclude the effects of restructuring charges	0.11
Less: tax effects related to above items	(0.69 to 0.81)
Add: effect of convertible note hedges	0.22
Non-GAAP earnings per share – diluted	$5.55 to $5.60

For the Twelve Months Ended December 31, 2018
GAAP operating margin	21.0% to 22.0%
Add: stock-based compensation	6.9
Add: amortization of product related intangible assets	2.1
Add: restructuring charges	0.5
Non-GAAP operating margin	30.5% to 31.5%

For the Twelve Months Ended December 31,
2019
GAAP earnings per share – diluted	$3.93
Add: adjustments to exclude the effects of amortization of intangible assets	0.29
Add: adjustments to exclude the effects of expenses related to stock-based compensation	1.94
Add: adjustments to exclude the effects of amortization of debt discount	0.08
Less: tax effects related to above items	(0.49)
Add: effect of convertible note hedges	0.25
Non-GAAP earnings per share - diluted	$6.00

Note: Non-GAAP diluted earnings per share does not include any additional impacts related to our convertible note warrants, which cannot be calculated without unreasonable efforts.

CONTACT:
Citrix Systems, Inc.
For media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Dawn Morris, 954-229-5990
dawn.morris@citrix.com